UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Right of Security Holders.

On June 12, 2024, Eyenovia, Inc. (“Eyenovia”) filed a certificate of amendment to its Third Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”) with the Secretary of State of Delaware to increase the total number of shares of common stock, par value $0.0001 per share, that Eyenovia will have authority to issue from 90,000,000 shares to 300,000,000 shares.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1, which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Eyenovia was held in a virtual format on June 12, 2024 at 10:00 AM EDT. Of Eyenovia’s 50,957,869 shares of common stock issued and eligible to vote as of the record date of April 16, 2024, a quorum of 29,150,513 shares, or approximately 57.20% of the eligible shares, was present virtually or represented by proxy at the Annual Meeting. The actions set forth below were taken at the Annual Meeting. Each of the matters set forth below is described in detail in Eyenovia’s definitive proxy statement on Schedule 14A related to the Annual Meeting, filed on May 3, 2024.

1. Election of the following directors of Eyenovia, to serve one-year terms expiring in 2025 or until their successors have been elected and qualified.

Nominee	Shares Voted For	Shares Voted to Withhold Authority	Broker Non-Votes
Tsontcho Ianchulev, M.D., M.P.H	12,869,660	668,480	15,612,373
Michael Geltzeiler	12,834,087	704,053	15,612,373
Rachel Jacobson	12,245,524	1,292,616	15,612,373
Charles E. Mather IV	12,219,189	1,318,951	15,612,373
Ram Palanki, Pharm.D.	12,680,408	857,732	15,612,373
Michael Rowe	12,800,958	737,182	15,612,373
Ellen Strahlman, M.D.	12,808,982	729,158	15,612,373

2. Ratification of the appointment of Marcum LLP as Eyenovia’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes
27,980,022	897,793	272,698	0

3. Approval, on an advisory basis, of the compensation of Eyenovia’s named executive officers.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-votes
12,152,261	1,188,271	197,608	15,612,373

4. Recommendation, on an advisory basis, of the preferred frequency of future stockholder advisory votes on the compensation of Eyenovia’s named executive officers.

1 Year	2 Years	3 Years	Shares Abstaining	Broker Non-votes
12,834,147	239,676	172,326	291,991	15,612,373

The Board of Directors of Eyenovia (the “Board”) had recommended a vote for holding future stockholder advisory votes on the compensation of Eyenovia’s named executive officers on an annual basis. In light of the voting result, Eyenovia has determined to hold such future stockholder advisory votes on an annual basis until the next advisory vote on the frequency of stockholder advisory votes on compensation of named executive officers, which is required to occur no later than Eyenovia’s 2030 Annual Meeting of Stockholders.

5. Approval of an amendment to Eyenovia’s Third Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Board, increase the number of shares of common stock authorized for issuance thereunder from 90,000,000 shares to 300,000,000 shares.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-votes
19,587,343	6,891,522	2,671,648	15,612,373

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Eyenovia, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: June 14, 2024	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer